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                                                                    EXHIBIT XXI

                         AGREEMENT REGARDING ASSIGNMENTS
                 OF PRLP COMMON UNITS AND HGPLP COMMON UNITS IN
                               LIQUIDATION OF PFLP

         THIS AGREEMENT REGARDING ASSIGNMENTS OF PRLP COMMON UNITS AND HGPLP COMMON UNITS IN LIQUIDATION OF PFLP (this "AGREEMENT") is made and entered into as of the 17th day of May, 2002, by and among Prime Financing Limited Partnership, an Illinois limited partnership ("PFLP"), Prime Group II, L.P., an Illinois limited partnership ("PG2LP"), Prime Group Limited Partnership, an Illinois limited partnership ("PRIME LP"), The Prime Group, Inc., an Illinois corporation ("PGI"), Prime Finance, Inc., an Illinois corporation, ("PFI"), PGLP, Inc., an Illinois corporation ("PGLP INC."), Michael W. Reschke ("MWR"), Edward J. John ("EJJ"), Glenn D. Reschke ("GDR"), Warren H. John ("WHJ"), and Robert J. Rudnik ("RJR").

                              W I T N E S S E T H:

         WHEREAS, PG2LP is the sole limited partner of, with a ninety-nine percent (99%) interest in, Prime Group III, L.P., an Illinois limited partnership ("PG3LP"), and PGLP, Inc. is the sole general partner of, with a one percent (1%) interest in, PG3LP; and

         WHEREAS, on the date hereof, immediately prior to the transactions contemplated by this Agreement, PG3LP distributed to PG2LP all of its assets, consisting of (i) a 19.4021% limited partnership interest in PFLP, and (ii) 3,081 common units in Horizon Group Properties, L.P. ("HGPLP COMMON UNITS"), in connection with the liquidation and dissolution of PG3LP and accordance with the applicable terms of the Agreement of Limited Partnership of PG3LP, dated as of April 13, 1994, and as approved by PG2LP and PGLP Inc., the sole partners of PG3LP (the "PG3LP LIQUIDATING DISTRIBUTIONS"); and

         WHEREAS, as of the date hereof, following the PG3LP Liquidating Distributions, (i) PFI is the sole general partner of PFLP with a one percent (1%) interest in PFLP, (ii) PG2LP is a limited partner of PFLP with a 52.9410% interest in PFLP, (iii) Prime LP is a limited partner in PFLP with a 17.9073% interest in PFLP, and (iv) PGI is a limited partner in PFLP with a 28.1517% interest in PFLP; and

         WHEREAS, as of the date hereof, as set forth on EXHIBIT A attached hereto (i) MWR, EJJ, GDR, WHJ, and RJR are (a) the holders of all of the partnership interests in Prime LP, (b) the holders of all of the limited partnership interests in PG2LP, (c) the holders of all of the issued and outstanding shares of stock of PGI, and (d) the holders of all of the issued and outstanding shares of stock of PGLP Inc., and (ii) PGLP Inc. is the sole general partner of PG2LP with a 1.2117% interest in PG2LP; and


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         WHEREAS, PFLP currently holds 277,850 HGPLP Common Units and 5,557,000 common units in Prime Retail, L.P., a Delaware limited partnership ("PRLP COMMON UNITS"); and

         WHEREAS, the parties hereto have determined that it is in their best interests (i) that PFLP be liquidated and, in connection therewith, the HGPLP Common Units and the PRLP Common Units held by PFLP be distributed by PFLP to its partners in the manner and in the proportions set forth or described herein and (ii) that the PRLP Common Units received by PG2LP and Prime LP in the liquidation of PFLP be distributed by PG2LP and Prime LP to the partners of PG2LP and Prime LP; and

         WHEREAS, the parties hereto have agreed to take all actions and steps to cause, effect, accomplish and evidence the transactions described above, and, in connection therewith, have agreed that not all of the transfers and assignments of the PRLP Common Units described in this Agreement will be effected and accomplished by the issuance of a separate certificate or separate certificates representing the PRLP Common Units and that PFLP is authorized and directed to cause certificates representing the PRLP Common Units to be directly issued in the name of the persons who are the ultimate assignees of the PRLP Common Units currently held by PFLP as described below; and

         WHEREAS, the parties hereto have agreed to enter into this Agreement to cause, effect and accomplish the transfer and assignments of the PRLP Common Units and the HGLP Common Units described herein and the other transactions described herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The parties hereto hereby agree that the HGPLP Common Units and the PRLP Common Units are hereby transferred and assigned as follows in the following order:

            (a) PFLP hereby transfers and assigns 1,730,843 PRLP Common Units to PG2LP.

            (b) PFLP hereby transfers and assigns 3,076,157 PRLP Common Units to Prime L.P.

            (c) PFLP hereby transfers and assigns 117,357 HGPLP Common Units to Prime L.P.

            (d) PFLP hereby transfers and assigns 750,000 PRLP Common Units to PGI.

            (e) PFLP hereby transfers and assigns 160,493 HGPLP Common Units to PGI.

            (f) PG2LP hereby transfers and assigns 876,218 PRLP Common Units to MWR.

            (g) PG2LP hereby transfers and assigns 454,719 PRLP Common Units to EJJ.


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            (h) PG2LP hereby transfers and assigns 155,726 PRLP Common
Units to RJR.

            (i) PG2LP hereby transfers and assigns 134,962 PRLP Common Units to WHJ.

            (j) PG2LP hereby transfers and assigns 88,245 PRLP Common Units to GDR.

            (k) PG2LP hereby transfers and assigns 20,973 PRLP Common Units to PGLP Inc.

            (l) Prime LP hereby assigns 1,576,368 PRLP Common Units to MWR.

            (m) Prime LP hereby assigns 818,067 PRLP Common Units to EJJ.

            (n) Prime LP hereby assigns 280,161 PRLP Common Units to RJR.

            (o) Prime LP hereby assigns 242,804 PRLP Common Units to WHJ.

            (p) Prime LP hereby assigns 158,757 PRLP Common Units to GDR.

         2. The parties hereto hereby agree that, although each of the above-described assignments have occurred on the date hereof, the assignees of each assignment may not receive a certificate or certificates representing the PRLP Common Units so assigned. To evidence and effect the result of the assignments described herein, the parties hereto hereby direct and authorize PFLP to cause the delivery of the Certificates described below directly to the ultimate assignees of the HGPLP Common Units and the PRLP Common Units as described below:

            (a) to Prime LP, a Certificate issued in the name of Prime LP representing 117,357 HGPLP Common Units;

            (b) to PGI, a Certificate issued in the name of PGI representing 160,493 HGPLP Common Units;

            (c) to PGI, a Certificate issued in the name of PGI representing 750,000 PRLP Common Units;

            (d) to PGLP Inc., a Certificate issued in the name of PGLP Inc. representing 20,973 PRLP Common Units;

            (e) to MWR, a Certificate issued in the name of MWR representing 2,452,586 PRLP Common Units;

            (f) to EJJ, a Certificate issued in the name of EJJ representing 1,272,786 PRLP Common Units;

            (g) to RJR, a Certificate issued in the name of RJR representing 435,887 PRLP Common Units;


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            (h) to WHJ, a Certificate issued in the name of WHJ representing
377,766 PRLP Common Units; and

            (i) to GDR, a Certificate issued in the name of GDR representing 247,002 PRLP Common Units.

         3. This Agreement may be executed by the parties hereto in one or more counterparts, and each counterpart shall constitute an original, and all such counterparts, taken together, shall constitute one and the same instrument.


                            [signature page follows]


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       PRIME FINANCING LIMITED
                                       PARTNERSHIP

                                       By:   Prime Finance, Inc.
                                       Its:  Managing General Partner

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                       Its:  PRESIDENT
                                             ----------------------------------


                                       PRIME GROUP II, L.P.

                                       By:   PGLP, Inc.
                                       Its:  Managing General Partner


                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                       Its:  PRESIDENT
                                             ----------------------------------


                                       PRIME GROUP LIMITED PARTNERSHIP

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                             Michael W. Reschke
                                             Managing General Partner


                                       THE PRIME GROUP, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                       Its:  PRESIDENT
                                             ----------------------------------


                                       PRIME FINANCE, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                       Its:  PRESIDENT
                                             ----------------------------------


                                       PGLP, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                       Its:  PRESIDENT
                                             ----------------------------------


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                                             /S/ MICHAEL W. RESCHKE
                                             ----------------------------------
                                             MICHAEL W. RESCHKE


                                             /S/ EDWARD J. JOHN
                                             ----------------------------------
                                             EDWARD J. JOHN


                                             /S/ GLENN D. RESCHKE
                                             ----------------------------------
                                             GLENN D. RESCHKE


                                             /S/ WARREN H. JOHN
                                             ----------------------------------
                                            WARREN H. JOHN


                                             /S/ ROBERT J. RUDNIK
                                             ----------------------------------
                                             ROBERT J. RUDNIK